UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

AMC ENTERTAINMENT HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

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AMC Entertainment Holdings, Inc.

Additional Information Regarding the Proxy Statement

The following additional information relates to the proxy statement (the “Proxy Statement”) of AMC Entertainment Holdings, Inc. (the “Company”), filed with the Securities and Exchange Commission (the “SEC”) on June 10, 2020, which will be sent or given to stockholders of the Company on or about June 22, 2020 in connection with the solicitation of proxies by the Board of Directors of the Company for use at the 2020 Annual Meeting of Stockholders to be held on July 29, 2020.

The purpose of this information is to inform you that the Company is filing these additional materials to supplement the Proxy Statement solely to disclose that the Company delayed the filing of the Proxy Statement, including the information omitted from Part III of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 (the “Annual Report on Form 10-K”), pursuant to General Instruction G(3) of Form 10-K (the “Part III Information”), in reliance on the 45-day extension provided by the SEC’s Order Under Section 36 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) Modifying Exemptions from the Reporting Delivery Requirements for Public Companies dated March 25, 2020 (Release No. 34-88465) (the “Order”) due to the circumstances related to the COVID-19 pandemic. The Part III Information is all included in the Proxy Statement.

COVID-19 has created substantial disruption in the Company’s operations including the suspension of all theatre operations worldwide resulting in the cessation of essentially all revenues. As a result, all corporate-level employees have been either fully or partially furloughed, significantly limiting the resources available to prepare the Proxy Statement, including the Part III Information. Furthermore, to the extent corporate-level employees continue to work, they are working from home which has decreased efficiency in fulfilling the tasks necessary to complete the Proxy Statement. Due to these operational challenges, the Company could not file the Proxy Statement, including the Part III Information, within the time period specified under the Exchange Act. Pursuant to the requirements of the Order, the Company filed a Form 8-K with the SEC on April 29, 2020 indicating its intention to rely upon the Order and delay the filing of the Part III Information (to be done either through the Proxy Statement or an amendment to the Annual Report on Form 10-K), which was filed within the 45-day extension provided by the Order.

This additional information does not amend, modify, or otherwise update any other information in the Proxy Statement. Accordingly, you should read this information in conjunction with the Proxy Statement and Annual Report on Form 10-K.